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                                                                 EXHIBIT (4) (i)


              FILED AS EXHIBIT 1.A(5)(I) WITH POST-EFFECTIVE AMENDMENT
        NO. 2 TO THIS REGISTRATION STATEMENT ON FORM S-6 ON APRIL 25, 1986.
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                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT


As of its Date of Issue, this contract is revised as follows:

DEATH BENEFIT

The first sentence is replaced by:

"If you die on or before the Retirement Date, we will pay the greater of: (1) the entire Account Balance; or (2) the total purchase payments made less partial withdrawals, in a single sum to your beneficiary after we receive proof of death and a complete written claim."

R. S. 1044